UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ABOVENET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ABOVENET, INC.
360 Hamilton Avenue
White Plains, New York 10601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of AboveNet, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 25, 2009 commencing at 10:00 A.M., local time, at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas, 46th floor, New York, New York 10036 for the following purposes:

1.	To elect six nominees for director named herein to serve for the ensuing year and until their successors are duly elected and qualified.
2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2009.
3.	To conduct such other business as may properly be brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 11, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be held on June 25, 2009.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://proxy.above.net.

By Order of the Board of Directors

Robert Sokota
Senior Vice President, General Counsel and Secretary

White Plains, New York
May 18, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ABOVENET, INC.
360 Hamilton Avenue
White Plains, New York 10601

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of AboveNet, Inc. (sometimes referred to as the “Company,” “AboveNet,” “we” or “us”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders. According to our records, you are a stockholder of the Company.

You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail these proxy materials on or about May 22, 2009 to all stockholders of record entitled to vote at the annual meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://proxy.above.net.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 11, 2009 will be entitled to vote at the annual meeting. On this record date, there were 11,371,664 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 11, 2009 your shares were registered directly in your name with AboveNet’s transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 11, 2009, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors; and
•	Ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2009.

The Board of Directors is not currently aware of any other business that will be brought before the annual meeting.

How do I vote?

You may vote “For” all the nominees to the Board of Directors, you may “Withhold” your vote for all nominees or you may vote “For” all nominees except for any nominee(s) you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting during regular business hours at our principal executive offices, which are located at 360 Hamilton Avenue, White Plains, New York 10601.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your completed and signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet by following instructions provided by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

To obtain directions to be able to attend the annual meeting and vote in person, please contact our Secretary at (914) 421-6700. The annual meeting will begin promptly at 10:00 A.M., local time. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the check-in procedures.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 11, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director and “For” the ratification of BDO Seidman, LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2009. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to the Company at 360 Hamilton Avenue, White Plains, New York 10601, Attn: Secretary.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing, to the Company at 360 Hamilton Avenue, White Plains, New York 10601, Attn: Secretary, not later than January 22, 2010. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by March 4, 2010. You are also advised to review the Company’s Bylaws, which contain additional requirements for stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and “Against” votes, abstentions and broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as a merger or shareholder proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the six nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.
•	To be approved, ratification of the selection of BDO Seidman, LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2009 must receive “For” votes from the holders of a majority of the shares voting on the proposal either in person or by proxy. If you “Abstain” from voting, it will not be a vote on this proposal and will not affect the outcome.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2009.

DIRECTORS AND EXECUTIVE OFFICERS

This year’s nominees for Director are currently serving as Directors of the Company. The following table sets forth the names and positions of each nominee for Director and our executive officers. Additional biographical information concerning these individuals is provided in the text following the table.

Name	Position
Jeffrey A. Brodsky	Chairman of the Board of Directors
Michael J. Embler	Director
Richard Postma	Director
Richard Shorten, Jr.	Director
Stuart Subotnick	Director
William G. LaPerch	Director, President and Chief Executive Officer
Joseph P. Ciavarella	Senior Vice President and Chief Financial Officer
Robert Sokota	Senior Vice President, General Counsel and Secretary
John Jacquay	Senior Vice President of Sales and Marketing
Rajiv Datta	Senior Vice President and Chief Technology Officer
Douglas Jendras	Senior Vice President of Operations

Director Nominees

Our bankruptcy plan of reorganization (“Plan of Reorganization”), which became effective on September 8, 2003, provided that upon our emergence from bankruptcy protection, the Board of Directors would have seven members, one of which would be the Chief Executive Officer, one of which would be designated by the trust established pursuant to that certain Trust Agreement dated May 30, 1984, as amended and restated and supplemented, between John W. Kluge as grantor and Stuart Subotnick, John W. Kluge and Chase Manhattan Bank as trustees (the “Kluge Trust”) and the remaining five members of which would be designated by the Official Committee of Unsecured Creditors. Upon emergence from bankruptcy protection, the Board of Directors was comprised of John Gerdelman, our then Chief Executive Officer, Stuart Subotnick, the designee of the Kluge Trust, and Jeffrey A. Brodsky, Michael J. Embler, Dennis O’Connell, Richard Postma and Richard Shorten, Jr., the five designees of the Official Committee of Unsecured Creditors. Mr. Gerdelman resigned in December 2003. Upon his appointment as our Chief Executive Officer in March 2004, Mr. LaPerch was appointed to the Board of Directors. Mr. O’Connell resigned from the Board of Directors in May 2006. The Board did not replace Mr. O’Connell. In May 2009, the Board of Directors reduced the number of Board positions from seven to six.

Jeffrey A. Brodsky

Mr. Brodsky, 50, has been a member of the Company’s Board of Directors since September 2003 and has been Chairman of the Audit Committee since that date. He became non-executive Chairman of the Board in December 2005. He is currently leading Quest Turnaround Advisors, L.L.C. (“Quest”) in its role as Plan Administrator of Adelphia Communications Corporation and is also Chairman, President and Chief Executive Officer of PTV, Inc. Mr. Brodsky co-founded Quest, a financial advisory and restructuring firm in Purchase, NY in 2000 and has been a Managing Director there since that time. Mr. Brodsky holds a Bachelor’s degree from New York University College of Business and Public Administration, and a Master’s degree from its Graduate School of Business. He is a Certified Public Accountant. Mr. Brodsky is currently a Director of PTV, Inc. and TVMAX, Inc. and Motor Coach Industries.

Michael J. Embler

Mr. Embler, 45, has been a member of the Board of Directors since September 2003 and is a member of the Governance and Nominating Committee. From 2005 until May 2009, Mr. Embler served as the Senior Vice President and Chief Investment Officer at Franklin Mutual Advisers, LLC (“FMA”), a firm he joined in 2001 as Vice President. Funds managed by FMA collectively are the Company’s largest stockholder. From 1992 to 2001, Mr. Embler served in various management positions with Nomura Holding America, Inc., most recently as Managing Director. Mr. Embler has previously served as a Director of Kindred Healthcare, Inc., a publicly traded company, Grand Union Company and several other private companies. Mr. Embler holds a Bachelor’s degree from the State University of New York at Albany and a Master of Business Administration from George Washington University.

Richard Postma

Mr. Postma, 58, has been a member of the Board of Directors since September 2003 and is a member of the Audit Committee, the Compensation Committee and the Strategy Committee. Mr. Postma has been the Co-Chairman and Chief Executive Officer of US Signal Company LLC, since the time he co-founded it in 2000. He also currently serves as Chairman of Turnkey Network Solutions LLC, Littlefield Group, Inc., R.T. London, Inc., P&V Capital Holdings, LLC, and RVP Development Corporation. Mr. Postma has also served as Co-Chairman and Chief Executive Officer of US Xchange, LLC, and has previously served on the Board of Directors and Audit Committee of Choice One Communications, Inc. From 1983 to 1996, Mr. Postma served as General Counsel to Teledial America, Inc., Teledial America of North Carolina, Digital Signal, Inc., City Signal, Inc., and US Signal. Prior to this, Mr. Postma was a Partner in the Grand Rapids, Michigan law firm of Miller, Johnson, Snell and Cummiskey, P.L.C., where he spent 15 years. Mr. Postma is a graduate of Calvin College and the University of Michigan Law School.

Richard Shorten, Jr.

Mr. Shorten, 41, has been a member of the Board of Directors since September 2003 and is a member of the Audit Committee, the Compensation Committee, and serves as the Chairman of the Governance and Nominating Committee and the Strategy Committee. He is Managing Director of Silvermine Capital Resources, LLC, a firm that he founded in 2001 to originate, structure and manage private investment transactions for hedge funds. Mr. Shorten is also a member of the Board of Directors of Enterprise Informatics, Inc., Infinia Corporation and Movie Gallery, Inc. From 2000 to 2001, Mr. Shorten was Executive Vice President and Director of Graphnet, Inc., where he had broad-based operating responsibilities for development, finance, marketing, legal affairs and human resources. From 1997 to 2000, he was with Destia Communications and its acquirer, Viatel, Inc., where Mr. Shorten was appointed Senior Vice President, Data Services. Mr. Shorten received a Juris Doctorate degree, with honors, from Rutgers Law School and holds a Bachelor of Arts degree from Colgate University.

Stuart Subotnick

Mr. Subotnick, 67, has been a member of the Board of Directors since 1997 and is Chairman of the Compensation Committee and a member of the Strategy Committee. Since 1986, Mr. Subotnick has been a General Partner, Executive Vice President of Metromedia Company, a management and investment company. Mr. Subotnick started with Metromedia Inc., a predecessor of Metromedia Company, as a tax attorney in 1967, and spent two decades in various management roles, becoming Chief Financial Officer in 1981 and Senior Vice President of Finance and Administration in 1983. Since 1981, Mr. Subotnick has been responsible for negotiating all of the major Metromedia corporate transactions, including the sale of certain of Metromedia divisions. Mr. Subotnick is also the lead Director of Carnival Corporation and is a Director of both the Shubert Organization and Conair Corporation. He is Chairman of the Board of Trustees of Brooklyn Law School and a member of the Board of Baruch College (CUNY). Mr. Subotnick also serves as a Vice Chair of the New York Racing Association. Mr. Subotnick earned a Bachelor of Business Administration degree from Baruch College, a Master of Law degree from Brooklyn Law School and a Juris Doctorate degree from New York University.

William G. LaPerch

Mr. LaPerch, 53, has been the President and Chief Executive Officer and a member of the Board of Directors of the Company since March 2004. From 1999 to March 2004, Mr. LaPerch served in various executive positions relating to the Company’s operations. From 1989 to 1999, Mr. LaPerch served as Vice President of Network Services for MCI where he managed that company’s local, long distance, data and Internet networks. Previously, Mr. LaPerch held executive positions at NYNEX. Mr. LaPerch is a graduate of the United States Military Academy at West Point, where he earned a Bachelor of Science degree in Engineering. Mr. LaPerch also received a Master of Business Administration from Columbia University.

Each of the members of the Board of Directors will serve until a replacement is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or the executive officers.

Joseph P. Ciavarella

Mr. Ciavarella, 53, was appointed as Acting Chief Financial Officer, effective March 4, 2008, and Senior Vice President and Chief Financial Officer, effective October 27, 2008. Mr. Ciavarella had been an independent financial consultant since December 2006 and served as Vice President and Chief Financial Officer of Langer, Inc., a provider of custom orthotic devices, related orthopedic products and skin care products, from February 2004 to November 2006. From August 2002 to February 2004, Mr. Ciavarella was the Chief Financial Officer of New York Medical, Inc., a medical practice management company and, from 1998 through July 2002, he was Senior Vice President — Finance of Aviation Capital Group, an independent aircraft leasing and finance company that became a subsidiary of Pacific Life Insurance Company. Prior to that, from 1994 to 1998, Mr. Ciavarella was Chief Financial Officer in the alternative investment division of Painewebber, Inc. and, from 1983 to 1993, was Corporate Vice President of Integrated Resources, Inc. and Chief Financial Officer of its equipment leasing and alternative investment division. He began his career at Touche Ross & Company (Deloitte & Touche, LLP). Mr. Ciavarella received a Bachelor of Business Administration degree from Hofstra University and is a Certified Public Accountant.

Robert Sokota

Mr. Sokota, 45, is currently the Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, overseeing and advising on all of the Company’s legal and contractual issues and negotiations. He became the Senior Vice President, General Counsel and Secretary in January 2001 and the Chief Administrative Officer in 2004. He originally joined the Company in January 2000 as Vice President, Legal. Prior to joining the Company, Mr. Sokota was Vice President of the legal department for Metromedia International Telecommunications, Inc. He also worked as an associate with the firm Steptoe & Johnson in Washington, D.C. from 1989 to 1994. Mr. Sokota holds a Juris Doctorate degree from the University of Chicago and a Bachelor of Arts degree from George Washington University.

John Jacquay

Mr. Jacquay, 56, joined the Company in 2004 as Senior Vice President, Sales and Marketing. From February 2002 to June 2004, Mr. Jacquay was the President of National Sales at XO Communications. Prior to joining XO Communications, Mr. Jacquay was Chairman and Chief Executive Officer of Pagoo, a Silicon Valley VOIP start-up. From 1985 to 1996, Mr. Jacquay was in charge of various regional and national sales organizations of MCI Telecommunications. From 1974 to 1985, Mr. Jacquay held various leadership positions in finance and sales with GTE Corp. Mr. Jacquay holds undergraduate degrees in Finance and Accounting, as well as a Master of Science in Business Administration in Economics from Indiana University and is a Certified Public Accountant.

Rajiv Datta

Mr. Datta, 38, joined the Company in 1998 and has served in a number of significant technical and engineering positions for the Company becoming Vice President in 2002. Mr. Datta was promoted to Senior Vice President and Chief Technology Officer in May 2004, a role in which he oversees all aspects of Engineering, IT and Product Development activities across our metro, long haul and IP networks. Prior to joining the Company, Mr. Datta held various engineering and development positions at Alcatel Telecommunications Cable in North Carolina and at Alcatel’s Optical Fiber Competency Center near Paris, France. Mr. Datta holds a Bachelor of Science degree and a Master of Science degree in Engineering from Rutgers University and is a member of Tau Beta Pi, the National Engineering Honors Society.

Douglas Jendras

Mr. Jendras, 42, joined the Company in January 2000, became the Vice President, Operations in July 2000 and was promoted to the position of Senior Vice President, Operations in May 2004. Mr. Jendras held various management positions at MCI Telecommunications where he worked in operations and business development from July 1991 to October 1999. He earned his Bachelor’s degree from the State University of New York at Albany and his Master of Business Administration in Financial Management from Pace University.

Information Regarding the Board of Directors and Corporate Governance

The Board of Directors and the committees of the Board of Directors met numerous times during 2008. The Board of Directors held 16 meetings in 2008. During a number of those meetings, the Company’s non-management directors met in executive sessions, presided over by the Chairman of the Board, at which only non-management directors were present. In 2008, the Company had a standing Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategy Committee. The Company’s Special Independent Committee was disbanded in March 2007. The Audit Committee met six times in 2008. The Compensation Committee met five times in 2008. The Governance and Nominating Committee did not meet in 2008. The Strategy Committee met once in 2008. Each director attended 75% or more of the meetings of the Board of Directors and the committees on which he served.

Each of the existing committees, other than the Strategy Committee, operates pursuant to a written charter, copies of which are available through the “Investors — Corporate Governance” section of our website at www.above.net. The Code of Conduct can also be found through the “About” section of our website and a printed copy will be provided to any shareholder upon request. If a waiver of our Code of Conduct is granted to, or any amendment is made affecting, any of our directors or executive officers, we will promptly disclose the nature of the amendment or waiver on our website.

In December 2005, the Board of Directors documented the governance practices to be followed by the Company by adopting Corporate Governance Guidelines to promote the functioning of the Board and its committees and set forth a common set of expectations as to how the Board should perform its functions. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, and board committees and director compensation. The Corporate Governance Guidelines can be found through the “Investors — Corporate Governance” section of our website and a printed copy will be provided to any shareholder upon request.

The committees of the Board of Directors are described in more detail below.

Stockholder Communications with Directors

Stockholders may send communications to the Board of Directors, including to any of our non-management directors, our Chairman or any committee of the Board by writing to them at AboveNet, Inc., c/o Secretary at 360 Hamilton Avenue, White Plains, NY 10601 or by sending an e-mail to shareholdercommunications@above.net. The Secretary will distribute all stockholder communications to the intended recipients.

Audit Committee

The Audit Committee consists of Messrs. Brodsky (Chairman), Postma and Shorten, each of whom satisfies the applicable independence and other qualification requirements of the New York Stock Exchange corporate governance and the Securities and Exchange Commission (the “SEC”) rules for serving on an audit committee. The Board has determined that Mr. Brodsky, the Audit Committee’s Chairman, is an “audit committee financial expert” as defined in the applicable SEC rule. The Audit Committee’s purpose is to assist the Board with the oversight of: (a) the integrity of the Company’s financial statements; (b) the independent registered public accountant’s qualifications and independence; (c) the performance of the Company’s internal audit function and independent registered public accountant; (d) the adequacy of the Company’s systems of internal accounting and financial controls; (e) the Company’s compliance with ethics policies and legal and regulatory requirements; and (f) the oversight of the Company’s financial risk. The Audit Committee also carries out other functions from time to time as assigned to it by the Board. The Audit Committee, or in some cases the Board, reviews and approves related party transactions.

In carrying out its purpose, the goal of the Audit Committee is to serve as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent registered public accountants and internal audit function, and to provide an open avenue of communication with the Board of Directors for, and among, the independent registered public accountant, internal audit operations and financial and executive management.

Report of the Audit Committee of the Board of Directors*

Management is responsible for the preparation of the Company’s financial statements and the Company’s independent registered public accountants are responsible for auditing those statements. In connection with the preparation of the December 31, 2008 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accountants the matters required to be discussed under Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, and Rule 2-07 “Communication With Audit Committees,” of Regulation S-X of the Rules of the SEC; and (iii) received the written report, disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has reviewed, evaluated and discussed with that firm the written report and its independence from the Company. The Audit Committee also has discussed with management of the Company and the independent registered public accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, the inclusion of our audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

THE AUDIT COMMITTEE
Jeffrey A. Brodsky, Chairman
Richard Postma
Richard Shorten, Jr.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Messrs. Subotnick (Chairman), Postma and Shorten, each of whom satisfies the independence and other qualification requirements of New York Stock Exchange corporate governance rules. The Compensation Committee’s role is to establish and review our overall compensation philosophy and policies and to approve the compensation for the Company’s senior executive officers (including our executive officers named in the Summary Compensation table set forth below (the “named executive officers”)) and related matters. In this regard, the Compensation Committee approves the Company’s overall bonus plan, grants all equity compensation and approves salary changes for senior executive officers. The Compensation Committee meets several times during the year, and the Compensation Committee Chairman periodically reports on Compensation Committee actions and recommendations at Board meetings. In addition, the Compensation Committee unofficially conferred without the participation of management in executive session on a number of occasions. The Committee has the power to retain the services of outside counsel, advisors, experts and others to assist the Committee. In May 2008, the Committee retained a compensation consultant, Strategic Apex Group, LLC, to provide it assistance in setting executive and management compensation for 2008 and beyond.

The Compensation Committee assists the Board in establishing compensation packages for our executive officers and non-employee directors and administering our incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and certain awards of stock options, restricted stock awards and other awards under our incentive plans and otherwise. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly-situated companies and continue to incentivize management and align management’s interests with those of our stockholders.

Compensation Committee Report*

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

MEMBERS OF THE COMPENSATION COMMITTEE
Stuart Subotnick, Chairman
Richard Postma
Richard Shorten, Jr.

*	The material in this report is not deemed “filed” with the SEC and is not to be incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Messrs. Shorten (Chairman) and Embler, each of whom satisfies the independence requirements of the New York Stock Exchange corporate governance rules. The Governance and Nominating Committee assists the Board in fulfilling its responsibility to the stockholders by (i) identifying individuals qualified to serve as directors and recommending that the Board support the selection of the nominees for all directorships, whether such directorships are filled by the Board or the stockholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles and (iii) recommending improvements to the corporate governance process when necessary.

The Governance and Nominating Committee recommends to the Board for selection candidates to the Board to serve as nominees for election as directors at the annual meeting of stockholders. The Board is responsible for filling vacancies on the Board that may occur between annual meetings of stockholders. As part of its process, the Governance and Nominating Committee will consider nominees proposed by stockholders of the Company. In considering possible candidates for election as a director, the Governance and Nominating Committee is guided by the following principles: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience which is of particular relevance to the Company, and the Board should encompass a broad range of knowledge and expertise; (c) each director should have sufficient time available to devote to the affairs of the Company; (d) each director should represent the best interests of the stockholders as a whole rather than special interest groups; (e) the size of the Board should facilitate substantive discussions in which each director can participate meaningfully; (f) a majority of the Board should consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the New York Stock Exchange as in effect from time to time; and (g) such other factors as the Governance and Nominating Committee determines appropriate.

Since our emergence from bankruptcy protection in 2003, the Governance and Nominating Committee has not nominated any new members to the Board of Directors. Upon the appointment of Mr. LaPerch to the position of Chief Executive Officer in March 2004, the Board determined to appoint him to the Board (taking the position of the prior Chief Executive Officer John Gerdelman who resigned in December 2003). Upon the resignation of Dennis O’Connell from the Board in May 2006, the Board of Directors determined that it was not necessary at that time to appoint another director to replace Mr. O’Connell. In May 2009, the Board of Directors reduced the number of Board positions from seven to six.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: AboveNet, Inc., c/o Secretary at 360 Hamilton Avenue, White Plains, NY 10601 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Pursuant to the Standstill Agreement dated August 2003 between the Company and John W. Kluge, the Kluge Trust and Stuart Subotnick, for so long as the Kluge Trust or its affiliates beneficially owns 7.5% or more of the issued and outstanding common stock of the Company, the Governance and Nominating Committee shall nominate one individual designated by the Kluge Trust to the Board. The individual designated by the Kluge Trust must be reasonably acceptable to the Governance and Nominating Committee. Mr. Subotnick has served as the designee of the Kluge Trust since the effectiveness of our Plan of Reorganization in September 2003. In April 2008, the Standstill Agreement was amended to make JWK Enterprises, LLC, an entity controlled by John W. Kluge, which also acquired the Kluge Trust’s ownership interests in the Company, a party to the Standstill Agreement entitled to the rights and subject to the obligations thereunder. The Standstill Agreement expired on September 8, 2008.

Special Independent Committee

The Special Independent Committee consisted of Messrs. Brodsky, Embler, Postma and Shorten. The Special Independent Committee was formed in 2003 to supervise the investigation of the issues related to the SEC’s investigation of the Company initiated in June 2002. The Special Independent Committee was disbanded in 2007.

Strategy Committee

The Strategy Committee, which consists of Messrs. Shorten (Chairman), Postma and Subotnick, was formed in September 2007. The purpose of this Committee is to provide assistance and advice to management on a number of issues including Company strategy, financing and organization.

Independence of the Board of Directors

The New York Stock Exchange listing standards require that a majority of the members of a listed company’s directors must qualify as “independent,” as affirmatively determined by the Board.

After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accountants, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable New York Stock Exchange listing standards: Jeffrey A. Brodsky, Michael J. Embler, Richard Postma, Richard Shorten, Jr. and Stuart Subotnick. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company. William G. LaPerch is not an independent director by virtue of his employment with the Company.

In determining the independence of Mr. Brodsky, the Board took into account that the Company made a payment of $1.5 million to Comdisco Holding, Inc. in March 2004 at a time when Mr. Brodsky served as a member of the Board of Directors of Comdisco. Mr. Brodsky resigned from the Board of Directors of Comdisco in July 2004. The payment to Comdisco was made pursuant to a settlement agreement between Comdisco and us that related to a dispute that arose prior to the time Mr. Brodsky became a member of our Board. Mr. Brodsky had no involvement in the settlement of such dispute, the settlement agreement of which was approved by the United States Bankruptcy Court for the Southern District of New York. The payment by the Company to Comdisco represented less than 2% of Comdisco’s fiscal 2004 revenue.

In determining the independence of Mr. Postma, the Board took into account that we sell certain fiber services to US Signal, LLC, a company principally owned by Mr. Postma and for which he serves as Chairman of the Board and Chief Executive Officer. We invoiced US Signal for fiber services totaling $104,150 in 2005, $111,360 in 2006, $274,557 in 2007 and $329,964 in 2008. Our transactions with US Signal have been approved or ratified by the Board of Directors (without Mr. Postma participating) and are priced consistently with our pricing for other customers. Mr. Postma had no involvement in the negotiation of these fiber services agreements.

In determining the independence of Mr. Subotnick, the Board took into account that we provided co-location services to Metromedia Connections, Inc., a company with which Mr. Subotnick has an indirect ownership interest and management role. In connection with providing those services, Metromedia Connections, Inc. paid us $65,877 in 2005.

In determining the independence of Mr. Shorten, the Board took into account that we provided network planning services to First Avenue Networks, Inc., a company for which Mr. Shorten served as non-executive Chairman of the Board and a member of the Board of Directors. In connection with the provision of those services, First Avenue Networks, Inc. paid us $24,349 and we paid First Avenue Networks $42,646 in connection with the partial reimbursement for a consultant jointly retained by us and First Avenue Networks, both payments occurring in 2005.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of April 30, 2009, certain information regarding beneficial ownership of our common stock by (a) each person or entity who is known to us owning beneficially five percent or more of our common stock, (b) each of our directors, (c) each of our named executive officers and (d) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of April 30, 2009.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock(1)
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078	2,461,229	(2)	21.5%
JGD Management Corp. and affiliated person c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	1,853,636	(4)	16.0%
Fiber LLC 2300 Carillow Point Kirkland, WA 98033	1,514,191	(3)	13.3%
JWK Enterprises, LLC c/o Metromedia Company 810 7th Avenue, 29th Floor New York, NY 10019	1,220,304	(5)	10.7%
Stonehill Capital Management LLC and affiliated persons 805 Third Avenue, 30th Floor New York, NY 10022	838,902	(6)	7.4%
Jeffrey A. Brodsky	3,000	(7)	*
Michael J. Embler	—	(8)	*
Richard Postma	3,000	(7)	*
Richard Shorten, Jr.	3,000	(7)	*
Stuart Subotnick	3,000	(7)	*
William G. LaPerch	46,825	(9)	*
Michael A. Doris	45,972	(10)	*
Robert Sokota	37,541	(11)	*
John Jacquay	55,984	(12)	*
Rajiv Datta	27,419	(13)	*
Douglas Jendras	25,919	(14)	*
Joseph P. Ciavarella	—		*
All directors and executive officers as a group and Mr. Doris (twelve persons)	251,660	(15)	2.2%

*	Less than 1%
(1)	The applicable percentage of beneficial ownership is based on 11,365,305 shares of common stock outstanding as of April 30, 2009, and with respect to each person, any shares of common stock that may be acquired by exercise of stock options, or other rights to acquire common stock within 60 days of April 30, 2009.

(2)	Includes 2,363,463 shares of common stock and seven year warrants to purchase 94,766 shares of common stock at $24 per share. Franklin Mutual Advisors, LLC (“FMA”) has sole voting and investment discretion over these securities pursuant to investment management contracts. FMA disclaims beneficial ownership of the shares owned by its investment management clients. Also includes options to purchase 3,000 shares of common stock granted to Mr. Embler, which he holds as a nominee of FMA and disclaims any beneficial ownership. Excludes 7,000 restricted stock units granted to Mr. Embler on August 7, 2007, which vested on August 7, 2008, which are scheduled to be delivered in August 2009, which he holds as a nominee of FMA and disclaims any beneficial ownership. All the common stock is beneficially owned by one or more open-end investment companies or other accounts managed by FMA.
(3)	Based on information contained in a Form 4 filed with the Securities and Exchange Commission on December 26, 2007 by Fiber LLC, Craig McCaw and Eagle River Holdings, LLC.
(4)	Based on information contained in the Schedule 13G (Amendment No. 7) filed by JGD Management Corp. (“JGD”) with the Securities and Exchange Commission on February 17, 2009. Includes (i) 112,267 shares of common stock and warrants to purchase 10,000 shares of common stock directly owned by York Capital Management, L.P. (“York Capital”); (ii) 353,537 shares of common stock directly owned by York Investment Limited (“York Investment”); (iii) 222,099 shares of common stock and warrants to purchase 2,925 shares of common stock directly owned by York Select, L.P. (“York Select”); (iv) 193,204 shares of common stock and warrants to purchase 2,811 shares of common stock directly owned by York Credit Opportunities Fund, L.P. (“York Credit Opportunities”); (v) 231,211 shares of common stock and warrants to purchase 22,160 shares of common stock directly owned by York Select Unit Trust (“York Select Trust”); (vi) 55,387 shares of common stock and warrants to purchase 5,562 shares of common stock directly owned by York Global Value Partners, L.P. (“York Global Value”); (vii) 163,876 shares of common stock directly owned by York Enhanced Strategies Fund, LLC (“York Enhanced Strategies”); (viii) 572 shares of common stock directly owned by York Long Enhanced Fund, L.P. (“York Long Enhanced”) (ix) 416,722 shares of common stock and warrants to purchase 6,030 shares of common stock directly owned by York Credit Opportunities Unit Trust (“York Unit Trust”) and (x) 53,285 shares of common stock and warrants to purchase 1,938 shares of common stock directly owned by certain managed accounts (the “Managed Accounts”). The general partners of York Capital, York Select, York Credit Opportunities, York Global Value and York Long Enhanced and the managers of York Investment, York Select Trust and York Enhanced Strategies have delegated certain management and administrative duties of such funds to JGD. In addition, JGD manages the Managed Accounts.
(5)	Includes 1,194,182 shares of common stock and seven year warrants to purchase 26,122 shares of common stock at $24 per share. During 2008, the Kluge Trust transferred its ownership interest in the Company to JWK Enterprises, LLC, an entity affiliated with John W. Kluge.
(6)	Based on information contained in the Schedule 13G (Amendment No. 2) filed with the Securities and Exchange Commission on February 12, 2009 by (i) Stonehill Capital Management LLC (“Stonehill Management”) as to 838,902 shares of common stock; (ii) Stonehill Institutional Partners, L.P. (“Stonehill Partners”) as to 409,235 shares of common stock; (iii) Stonehill Offshore Partners Limited (“Stonehill Offshore”) as to 429,667 shares of common stock; (iv) Stonehill Advisers LLC (“Stonehill Advisers”) as to 429,667 shares of common stock; (v) Stonehill General Partner, LLC (“Stonehill GP”) as to 838,902 shares of common stock; (vi) Stonehill Master Fund Ltd. (“Stonehill Master Fund”) as to 429,667 shares of common stock; (vii) Stonehill Offshore Holdings LLC (“Stonehill Offshore Holdings”) as to 429,667 shares of common stock; (viii) Stonehill Advisors Holdings LP (“Stonehill Advisors Holdings”) as to 429,667 shares of common stock; (ix) John Motulsky (“Motulsky”) as to 838,902 shares of common stock; (x) Christopher Wilson (“Wilson”) as to 838,902 shares of common stock; (xi) Wayne Teetsel (“Teetsel”) as to 838,902 shares of common stock; (xii) Thomas Varkey (“Varkey”) as to 838,902 shares of common stock; (xiii) Jonathan Sacks (“Sacks”) as to 838,902 shares of common stock; and (xiv) Peter Sisitsky (“Sisitsky”) as to 838,902 shares of common stock. Stonehill Advisers is the investment adviser to Stonehill Offshore. Stonehill Management is the investment adviser to Stonehill Partners, Stonehill Offshore and Stonehill Master Fund. Stonehill GP is the general partner of Stonehill Partners. Stonehill Advisors Holders is the sole member of Stonehill Advisors. Motulsky, Wilson, Teetsel, Varkey, Sisitsky and Sacks are managing members of Stonehill GP, Stonehill Management, Stonehill Advisers, Stonehill Advisors Holdings and Stonehill Offshore Holdings.
(7)	Includes fully vested options to purchase 3,000 shares of common stock. Excludes 7,000 shares underlying restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 500 restricted stock units and options to purchase 1,000 shares of common stock granted September 8, 2008, each of which vest on the first anniversary of the date of grant.
(8)	In accordance with FMA’s internal policy, all cash and non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors prior to Mr. Embler’s separation from FMA on May 1, 2009 is to be distributed directly to advisory clients of FMA. All future cash and non-cash compensation earned by Mr. Embler will be paid directly to Mr. Embler when so available.
(9)	Includes 26,825 shares of common stock, and fully vested and exercisable options to purchase 20,000 shares of common stock. Excludes 20,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 50,000 restricted units granted September 8, 2008, of which 15,000 are scheduled to vest on the anniversary of the date of grant, 5,000 are scheduled to vest on the second anniversary of the date of grant and 30,000 are scheduled to vest on the third anniversary of the date of grant. Additionally, this amount excludes 21,000 restricted stock units that vest in 2010, 2011 and 2012 based upon the achievement of certain performance targets.
(10)	Includes 29,472 shares of common stock, and fully vested and exercisable options to purchase 16,500 shares of common stock.
(11)	Includes 21,041 shares of common stock, and fully vested and exercisable options to purchase 16,500 shares of common stock. Excludes 10,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 35,000 restricted stock units granted September 8, 2008, of which 10,500 are scheduled to vest on the first anniversary of the date of grant, 3,500 are scheduled to vest on the second anniversary of the date of grant and 21,000 are scheduled to vest on the third anniversary of the date of grant.
(12)	Includes 23,984 shares of common stock, and fully vested and exercisable options to purchase 32,000 shares of common stock. Excludes 10,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 35,000 restricted stock units granted September 8, 2008, of which 10,500 are scheduled to vest on the first anniversary of the date of grant, 3,500 are scheduled to vest on the second anniversary of the date of grant and 21,000 are scheduled to vest on the third anniversary of the date of grant.
(13)	Includes 13,339 shares of common stock, and fully vested and exercisable options to purchase 14,080 shares of common stock. Excludes 10,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 35,000 restricted stock units granted September 8, 2008, of which 10,500 are scheduled to vest on the first anniversary of the date of grant, 3,500 are scheduled to vest on the second anniversary of the date of grant and 21,000 are scheduled to vest on the third anniversary of the date of grant.
(14)	Includes 11,839 shares of common stock, and fully vested and exercisable option to purchase 14,080 shares of common stock. Excludes 10,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 35,000 restricted stock units granted September 8, 2008, of which 10,500 are scheduled to vest on the first anniversary of the date of grant, 3,500 are scheduled to vest on the second anniversary of the date of grant and 21,000 are scheduled to vest on the third anniversary of the date of grant.
(15)	Includes 126,500 shares of common stock, and fully vested and exercisable options to purchase 125,160 shares of common stock. Excludes 88,000 restricted stock units granted on August 7, 2007, which vested August 7, 2008, which are scheduled to be delivered in August 2009. Also excludes 192,500 restricted stock units granted September 8, 2008, of which 59,500 are scheduled to vest on the first anniversary of the date of grant, 19,000 are scheduled to vest on the second anniversary of the date of grant and 114,000 are scheduled to vest on the third anniversary of the date of grant and 35,000 restricted stock units granted October 27, 2008, of which 10,500 vest on November 16, 2009, 3,500 vest on November 15, 2010 and 2,000 vest on November 15, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and any persons who beneficially own more than 10% of our common stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2008, all filings required by our executive officers, directors and greater than 10% beneficial owners under Section 16(a) were timely except that (i) Forms 4 for Messrs. Brodsky, Subotnick and LaPerch were not filed timely with respect to certain restricted stock unit and option grants on September 8, 2008; (ii) Forms 4 for Messrs. Datta, Jendras and Jacquay were not filed timely with respect to certain shares sold to the Company on May 13, 2008; (iii) a Form 4 for Franklin Mutual Advisors, LLC was not filed timely with respect to certain restricted stock units that vested on August 7, 2008; and (iv) a Form 3 for JWK Enterprise was not timely filed with respect to the transfer of shares to it on April 4, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During 2008, none of the members of our Compensation Committee (Messrs. Subotnick, Postma and Shorten), (i) served as an officer or employee of the Company or its subsidiaries, (ii) was formerly an officer of the Company or its subsidiaries or (iii) entered into any transactions with the Company or its subsidiaries, other than stock option agreements and restricted stock unit agreements. During 2008, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

During fiscal 2008, we provided approximately $329,964 of dark fiber services to US Signal LLC, a company principally owned by Richard Postma and for which he serves as Chief Executive Officer and Chairman of the Board. The Company believes that the price and terms of such dark fiber lease services are comparable to those provided to unrelated customers. All transactions between US Signal and the Company have been approved or ratified by the Board of Directors with Mr. Postma not participating in such decisions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors consists of six members. Each of the nominees to the Board of Directors listed above currently serves as a Director of the Company. Each of Messrs. Brodsky, Embler, Postma and Shorten were appointed to the Board of Directors in accordance with the Company’s Plan of Reorganization and were designated for their positions by the Official Committee of the Unsecured Creditors. Mr. Subotnick was reappointed to the Board of Directors in accordance with the Plan of Reorganization as the designee of the Kluge Trust. Mr. Subotnick was originally appointed to the Board of Directors in July 1997. Mr. LaPerch was appointed to the Board of Directors in March 2004. Each Director to be elected was recommended to the Board by the Governance and Nominating Committee for re-election to the Board, and will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite nominees for Director to attend the annual meeting. The Company expects that all of the Director nominees will attend the 2009 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Except where otherwise instructed, proxies will be voted for election of each of the nominees. Should any nominee be unwilling or unable to serve as a Director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of Directors constituting the full Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. BDO Seidman also audited the Company’s financial statements for the fiscal period September 1, 2003 through December 31, 2003 and each of the fiscal years ending December 31, 2004, 2005, 2006, 2007 and 2008. Representatives of BDO Seidman are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman as the Company’s independent registered public accountants. However, the Audit Committee of the Board of Directors is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast by holders present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the Company by BDO Seidman for each of the years ended December 31, 2008 and 2007 (in thousands) were:

	2008	2007
Audit Fees	$1,620	$1,694
Audit Related Fees	—	—
Tax Fees	30	101
Total	$1,650	$1,795

Audit Fees.  In May 2008, BDO Seidman was engaged to audit the Company’s financial statements as of and for the year ended December 31, 2007. In November 2008, BDO Seidman was engaged to audit the Company’s financial statements for the year ended December 31, 2008. The Audit Fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the audit of our consolidated financial statements, as described above, and for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for 2008. In addition, Audit Fees for such years also include fees for services rendered to us by BDO Seidman for statutory audits and review of documents filed with the SEC.

Audit Related Fees.  Audit Related Fees are typically for due diligence related to mergers and acquisitions. There were no such fees for the years ended December 31, 2008 and 2007.

Tax Fees.  Tax Fees for the years ended December 31, 2008 and 2007 were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, including assistance with and representation in tax audits and appeals.

Except as otherwise disclosed above, BDO Seidman did not provide any professional services to the Company during the years ended December 31, 2007 and 2008.

Audit Committee Pre-Approval Policies and Procedures.  The Audit Committee must review and pre-approve all audit and non-audit services provided by BDO Seidman, our independent registered public accounting firm. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair BDO Seidman’s independence. The Audit Committee will only pre-approve services which it believes will not impair BDO Seidman’s independence. The Audit Committee has delegated to its Chairman authority to pre-approve all permitted non-audit related services. All services are subsequently communicated to the Audit Committee.

All fees described above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF RATIFYING THE SELECTION OF BDO SEIDMAN, LLP

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our compensation program is to improve our financial and operational performance and thereby increase value for our stockholders. Our compensation program is designed to provide certain fixed base salary compensation, to provide variable compensation linked to measures of our performance that contribute to increased value and to provide compensation in the form of equity to align the interests of our employees with those of our shareholders. Our compensation program for employees takes into account the following goals: enhancing shareholder value; enabling us to attract and retain top quality employees; rewarding successful performance and providing appropriate relative internal compensation balance among our employees. Except as specifically described, references to the named executive officers in this section shall not include Mr. Doris, whose employment was terminated on March 4, 2008.

Executive Compensation Component Summary

The major components of compensation for the executive officers listed in the Summary Compensation Table below (Messrs. LaPerch, Sokota, Jacquay, Datta, Jendras, Ciavarella and Doris), who are referred to herein as the named executive officers, are base salary, annual incentive bonuses and equity compensation. We believe that the compensation provided to our named executive officers is reasonable and not excessive.

In setting 2008 compensation for the named executive officers, we have considered many factors including the following:

•	our steadily improving performance in recent years, which we believe has and will result in increased value to our shareholders;
•	the significant experience and industry knowledge of our named executive officers and the demonstrated quality and effectiveness of their leadership; and
•	a significant portion of the overall 2008 compensation was represented by variable, performance-based pay.

The total compensation levels for the named executive officers are comparable to those of compensation levels of senior executives at comparable companies in our industry. This determination is based in part on the Compensation Committee’s review in 2008 of the compensation of senior executives of other peer group companies in conjunction with the compensation review performed by the Compensation Committee’s compensation consultant.

We believe that the current combination of annual salary, benefits, incentive cash bonus, and equity compensation represents an appropriate mix of both short-term and long-term compensation for realizing our goals for compensation of the named executive officers.

Roles of the Compensation Committee and Management in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process for the named executive officers (other than the Chief Executive Officer) by among other things, making recommendations to the Compensation Committee. However, the Compensation Committee approves the compensation for the named executive officers and retains complete discretion to accept, reject or modify any management recommendations. The most significant contributions by management to the compensation process are:

•	evaluating employee performance;
•	providing information to the Compensation Committee related to compensation to our employees;
•	providing input regarding the accounting, tax and legal impact of our compensation policies;
•	recommending business performance targets and objectives; and
•	recommending salary levels, bonus amounts and equity awards.

Both the Chief Executive Officer and the General Counsel work with the Compensation Committee Chairman to set the agenda for Compensation Committee meetings. Management also prepares supplemental information for each Compensation Committee meeting. Other than in executive sessions of the Compensation Committee, the Chief Executive Officer, General Counsel, the Chief Financial Officer and the Assistant Secretary typically participate in the meetings of the Compensation Committee. With respect to employees other than himself, the Chief Executive Officer often provides:

•	background information regarding our objectives;
•	his evaluation of the performance of our employees; and
•	compensation recommendations for our employees.

The Compensation Committee has the authority to retain outside compensation consultants to assist in setting our compensation policies. In 2008, the Compensation Committee chose and retained Strategic Apex Group, LLC to assist in setting compensation policies for our executive officers. At the request of the Compensation Committee, Strategic Apex Group, LLC conducted a review of our compensation policies, provided advice to the Compensation Committee in connection with salary and other compensation amounts in the September 2008 Employment Agreements (as defined below), reviewed our 2008 Plan (as defined below) and provided guidance with respect to the initial grants made under the 2008 Plan.

Setting Named Executive Officer Compensation

In September 2008, the Company entered into new employment agreements with Mr. LaPerch, President and Chief Executive Officer, Mr. Sokota, Senior Vice-President, General Counsel, Secretary and Chief Administrative Officer, Mr. Datta, Senior Vice-President and Chief Technology Officer, Mr. Jacquay, Senior Vice-President, Sales and Marketing and Mr. Jendras, Senior Vice-President of Operations (the “September 2008 Employment Agreements”). Each of the September 2008 Employment Agreements is for a term which ends November 16, 2011 with automatic extensions for an additional one-year period unless cancelled by the executive or the Company in writing at least 120 days prior to the end of the term. Each of the September 2008 Employment Agreements provides for a base rate of compensation, which may increase (but cannot decrease) during the term of the contract, and provides for incentive cash bonus targets. Additionally, each executive officer will generally be entitled to the same benefits offered to the Company’s other executives. Each of the September 2008 Employment Agreements provides for payment of severance and the provision of other benefits in connection with certain termination events, as provided below, and includes confidentiality, non-compete and assignment of intellectual property covenants by each of the executive officers.

The annual base salary for each of the named executive officers set forth in the September 2008 Employment Agreements, other than the Chief Executive Officer, was recommended by the Chief Executive Officer to the Compensation Committee, after the Compensation Committee’s compensation consultant completed a study of the Company’s compensation levels and plans, which amounts were approved by the Compensation Committee. The Chief Executive Officer also recommended the 2008 annual incentive cash bonus amounts for named executive officers other than himself to the Compensation Committee, which amounts were approved by the Compensation Committee. The Compensation Committee sets the annual base salary and incentive cash bonus for the Chief Executive Officer.

The employment contracts in place until September 2008 for each named executive officer except Mr. Ciavarella (the “Prior Employment Agreements”) expired or terminated in September 2008.

In October 2008, the Company entered into a contract with Mr. Ciavarella on substantially the same terms as the September 2008 Employment Agreements with the other Senior Vice Presidents, except that he was paid $50,000 at the inception of the contract and had a different bonus target for 2008 (the “October 2008 Employment Agreement,” and together with the September 2008 Employment Agreements, the “2008 Employment Agreements”).

The 2008 Employment Agreements provide that in the event that the applicable named executive officer’s employment is terminated prior to the end of the term of employment:

•	without “cause” (as defined therein) by the Company or for “good reason” (as defined therein) by the named executive officer, the named executive officer will be entitled to one year’s base salary, any accrued but unpaid base salary, earned but unpaid bonus, a pro-rated bonus for the year of termination (assuming 100% of the target is achieved), accrued paid time off and one year’s continuation of health and welfare benefits;
•	upon “disability” (as defined therein) or death, the named executive officer or his beneficiaries will be entitled to any accrued but unpaid base salary, earned but unpaid bonus, pro rated bonus for the year of termination (assuming 100% of the target is achieved), and accrued paid time off; or
•	for cause by the Company or without good reason by the named executive officer, the named executive officer will be entitled to any accrued but unpaid base salary, accrued paid time off and any accrued benefits under the Company’s health and welfare plans.

Base Salary

The base salaries provided to the named executive officers are intended to retain such executives and provide them with a firm base of compensation. Base salaries of the named executive officers are intended to relate to their corresponding level of authority, responsibilities, experience and past achievement. Base salaries are reviewed annually, but are not automatically increased if we believe that the existing base salary is appropriate or if other compensation is better suited to reward prior accomplishments.

In connection with the execution of the September 2008 Employment Agreements, the annual base salaries of the following named executive officers were increased effective September 2, 2008 (with the exception of Mr. Sokota’s base salary of $315,000, which did not increase):

Name	From	To
William G. LaPerch	$500,000	$550,000
John Jacquay	$290,000	$300,000
Rajiv Datta	$282,150	$290,000
Douglas Jendras	$263,145	$280,000

Mr. Ciavarella’s annual base salary was set at $315,000 in his October 2008 Employment Agreement.

Incentive Cash Bonus Program

The 2008 annual incentive cash bonus program for U.S. based employees was designed to incentivize employees towards the common goal of maximizing our earnings before interest, taxes, depreciation and amortization (“EBITDA”). A bonus pool calculation was approved for various target levels of achieved adjusted EBITDA. Each adjusted EBITDA target level provided for a bonus percentage for each employment level tier. The bonus pool was determined by multiplying the applicable bonus percentages by the 2008 earnings of the eligible employees in each employee tier. An additional discretionary amount was also provided for achieving certain adjusted EBITDA targets. To calculate adjusted EBITDA, we added back to EBITDA certain non-recurring, non-operational and non-cash items, including share-based compensation expenses. These adjustments totaled $11.8 million in 2008. The applicable percentages and discretionary amount for the calculation of the bonus pool were determined based on our achieving adjusted EBITDA of $103.8 million, surpassing the adjusted EBITDA target in 2008 of $81.0 million. We believe that the achievement of the annual adjusted EBITDA target set in our annual business plan was the most appropriate target for the bonus pool given the important link between EBITDA and valuation in the telecommunications industry.

The 2008 Employment Agreements provide for a bonus target equal to 35% of the named executive officer’s base salary (or in the case of Mr. Jacquay, an annual cash bonus target of $250,000) in the event that the Company meets the targets set by the Compensation Committee. Amounts paid in excess of the amounts payable pursuant to the September 2008 Employment Agreements are at the discretion of the Compensation Committee. All such amounts are included in the Summary Compensation Table below. Management makes the determination of bonus payments for the Company’s employees who are not named executive officers.

Employees eligible to participate in our sales compensation plan were generally not eligible to participate in the incentive cash bonus program except to the extent that an employee served in both a sales and non-sales role.

In accordance with the Compensation Committee’s determination, incentive cash bonuses for 2008 for employees were paid on March 13, 2009. Payments to the named executive officers were made as follows:

Name	Bonus
William G. LaPerch	$275,000
Robert Sokota	$225,000
John Jacquay	$350,000
Rajiv Datta	$225,000
Douglas Jendras	$225,000
Joseph P. Ciavarella	$125,000

In setting annual incentive bonus amounts for the named executive officers, we consider a number of factors including the extent to which the named executive officer (a) contributed to the achievement of our financial goals; (b) assisted in completing or implementing new sales; (c) increased the level of customer satisfaction; (d) improved our operating and administrative performance; (e) helped us to achieve our strategic objectives; and (f) helped achieve other important Company goals. Pursuant to the 2008 Employment Agreements, target bonuses for 2009 for Messrs. LaPerch, Ciavarella, Sokota, Datta and Jendras are set at 35% of base salary. Mr. Jacquay’s 2009 target bonus is set at $250,000.

Mr. Doris received $26,230 with respect to the 2008 annual incentive cash bonus program upon the termination of his employment agreement, in accordance with its terms. Such amount is reflected in the “Summary Compensation Table” below.

Our U.K. based employees receive quarterly incentive cash bonuses based upon the achievement of quarterly adjusted EBITDA targets and other quantitative and qualitative factors. Incentive cash bonuses paid in the U.K. are approved by our senior management.

On February 12, 2009, the Compensation Committee approved our 2009 Bonus Plan (the “2009 Bonus Plan”). The 2009 Bonus Plan provides for the creation of an employee bonus pool based on the achievement in 2009 of certain adjusted U.S. EBITDA (domestic net earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring, non-operational and non-cash items) targets established by the Compensation Committee. Bonus payments to employees from the bonus pool are generally discretionary except that in accordance with their employment agreements, each of the named executive officers are entitled to bonuses in the amounts specified above upon the achievement of the adjusted U.S. EBITDA target set by the Compensation Committee. If the target threshold established for the bonus payments to the named executive officers is not achieved, no bonus payments are required to be made to such executives. We believe that there is a reasonable possibility that we will achieve such adjusted U.S. EBITDA threshold in 2009.

Equity Compensation

We believe that the provision of equity compensation to our employees, whether by granting stock options or restricted stock units (i.e., an agreement to provide stock in the future) to employees helps to align the interests of our employees with those of our stockholders and to focus the employees on increasing value for our stockholders. Through 2006, almost all new employees were granted stock options after becoming employed by us. At its meetings, the Compensation Committee typically granted options to employees who had been hired or additional options to employees who had been promoted, since the time of the previous Compensation Committee meeting. Employees were generally granted an amount of stock options, and in the case of executives, stock units, based on their employment level and in some cases based on prior performance.

On August 7, 2007 equity compensation was granted to our named executive officers. Each of Messrs. Doris, Sokota, Jacquay, Datta and Jendras was granted 10,000 restricted stock units, which vested on the first anniversary of the date of grant. Mr. LaPerch was granted 20,000 restricted stock units under the same terms.

During 2006, all named executive officers who had previously been granted stock units agreed to defer the delivery of the stock underlying vested stock units from April 15, 2007 until August 15, 2007. The delivery was further delayed to December 28, 2007. Our named executive officers had previously agreed to defer the delivery of the stock underlying vested stock units from January 3, 2005 until April 15, 2007. Pursuant to the stock unit agreements between our named executive officers and us, in the event that at the time of the delivery of the stock underlying the stock units the stock is not covered by an applicable registration statement or the stock has not been listed on NASDAQ or other comparable exchange, at the named executive officer’s request, we are obligated to purchase sufficient shares of stock from such executives as is necessary to cover the executives’ minimum tax withholding obligations. In December 2007, we delivered 310,719 shares of common stock to certain employees (including the named executive officers) and former employees, which represented shares underlying all vested restricted stock units at such date of which 303,369 were delivered on December 28, 2007. We purchased an aggregate 129,816 shares from these individuals at $75.00 per share, the closing market price of our common stock on such date, in order to provide them with funds sufficient to satisfy minimum tax withholding obligations and provide these individuals with sufficient funds to meet our estimates of their residual income tax obligations (at their highest marginal tax rates), of which 91,002 shares were purchased from named executive officers. The aggregate value of the shares purchased by us of $9.7 million was charged to treasury stock. We decided to purchase these shares because the delivery of the shares underlying the stock units triggered significant tax obligations for the employees, and the employees were unable to sell the shares to third parties due to various securities law restrictions in order to pay their income tax obligations.

In October 2008, pursuant to certain stock purchase agreements, we purchased from employees, who had previously received distributions of common stock pursuant to vested restricted stock units, 18,610 shares of common stock at a price of $50.07 per share or for an aggregate purchase price of $0.9 million (such price being determined based on the average trading price set by the Board of Directors after the filing of our Annual Report on Form 10-K for the year ended December 31, 2007), of which 10,650 shares were purchased from named executive officers. Each stock purchase agreement also includes a provision that restricts the employee from selling or otherwise transferring any shares of common stock or other securities of the Company until the earlier of (a) six months after the date on which the Company becomes current with respect to its Securities Exchange Act filing obligations; and (b) such time as the Company’s common stock becomes listed on a national securities exchange.

Stock options granted to employees are granted on the date the Compensation Committee meets and approves such grants. Meetings were scheduled for such times as management and Compensation Committee members believed appropriate, often immediately before or after the meetings of the Board of Directors. The exercise price of such stock options granted was the closing price of our common stock as reported by NASDAQ on the grant date. Stock options granted in 2007 were scheduled to vest on the first anniversary of the grant date. In 2007, grants of stock options were made on March 21, 2007 and July 18, 2007. See “Adoption of 2008 Equity Incentive Plan” below for a discussion of 2008 grants to named executive officers and members of the board of directors.

Adoption of 2008 Equity Incentive Plan

On August 29, 2008, the Board of Directors of the Company approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan will be administered by the Company’s Compensation Committee unless otherwise determined by the Board of Directors. Any employee, officer, director or consultant of the Company or subsidiary of the Company selected by the Compensation Committee is eligible to receive awards under the 2008 Plan. Stock options, restricted stock, restricted and unrestricted stock units and stock appreciation rights may be awarded to eligible participants on a stand alone, combination or tandem basis. 750,000 shares of the Company’s common stock may be issued pursuant to awards granted under the 2008 Plan in accordance with its terms. The number of shares available for grant and the terms of outstanding grants are subject to adjustment for stock splits, stock dividends and other capital adjustments as provided in the 2008 Plan.

On September 8, 2008, Mr. LaPerch was granted 50,000 restricted stock units, which vest 15,000 on the first anniversary of the date of grant, 5,000 on the second anniversary of the date of grant and 30,000 on the third anniversary of the date of grant. Mr. LaPerch was also granted an additional 21,000, which vest ratably in each of 2010, 2011 and 2012 based on the achievement of certain performance targets for fiscal years 2009, 2010 and 2011. The Compensation Committee has established a number of quantitative and qualitative goals for Mr. LaPerch for 2009 against which his performance will be measured in determining whether he earns the initial 7,000 restricted stock units scheduled to vest in 2010. We believe there is a reasonable possibility that Mr. LaPerch will meet some or all of these goals in 2009. No goals have been set for the 7,000 restricted stock units scheduled to vest in each of 2011 and 2012. Each of Messrs. Sokota, Jacquay, Datta, and Jendras were granted 35,000 restricted stock units, which vest 10,500 on the first anniversary of the date of grant, 3,500 on the second anniversary of the date of grant and 21,000 on the third anniversary of the date of grant.

On October 27, 2008, in connection with executing his October 2008 Employment Agreement, Mr. Ciavarella was granted 35,000 restricted stock units, which vest 10,500 on November 16, 2009, 3,500 on November 15, 2010 and 21,000 on November 15, 2011.

Upon the occurrence of a termination of the named executive officers’ employment by the Company without cause or by the named executive officer for good reason or in the event of a change in control, or certain other events, all unvested restricted stock units granted to the named executive officers will vest.

Benefits

We offer our named executive officers the same health and welfare benefit and disability plans that we offer to all our employees except that higher level employees — including the named executive officers — are provided with Group Variable Universal Life for basic life insurance whereas all other employees are provided with group term life insurance. The named executive officers are each provided with Group Variable Universal Life insurance providing for a death benefit of $1,000,000 and a term accidental death and dismemberment insurance (“AD&D”) benefit of $1,000,000 whereas most other employees receive group term and AD&D in smaller amounts as a multiple of base salary. We believe that this benefit provided to the named executive officers is reasonable and assists in retaining the named executive officers.

Perquisites

We do not believe that the provision of perquisites should play a significant role in the compensation of our employees. We provide very limited perquisites to the named executive officers, less than $10,000 in total in 2008. The only perquisites consisted of the payment for the participation of the spouses of certain named executive officers at our annual President’s Club retreat, which was held in Orlando, Florida, in February 2008 and a gross up to cover the taxes on such payment. We believed that the participation of these named executive officers’ spouses was important for the success of this event, particularly in light of the relative cost, and wanted to ensure their attendance.

Severance

Severance amounts for named executive officers under the 2008 Employment Agreements are discussed below under “Potential Payments Upon Termination or Change-in-Control.” In the event of a termination without cause by the Company or termination for good reason by the named executive officer, the named executive officer would have been entitled to one year’s base salary, a bonus relating to the portion of the year worked, any accrued but unpaid bonus from the prior year, salary through the date of termination, one year’s benefits and full vesting of unvested stock options or stock units.

We believe that the provision of these cash severance and accelerated vesting amounts upon the termination of the named executive officers’ employment is appropriate and we plan to continue to provide the same or similar benefits to our named executive officers in the future. We believe that offering these severance packages is necessary to be competitive in the industry and to attract and retain talented executives. Further, we believe that the provision of these severance amounts provides us greater ability to enforce any post-employment restrictions.

Post-Employment Restrictions

Under their Prior Employment Agreements, Messrs. LaPerch, Doris and Sokota had each agreed that they will not compete with us for nine months following termination of their employment and will not solicit any of our customers or employees for one year following such termination.

Under their Prior Employment Agreements, Mr. Datta and Mr. Jendras had each agreed that they will not compete with us for three months following termination of their employment and will not solicit any of our customers or employees for six months following such termination.

Mr. Jacquay’s Prior Employment Agreement did not contain any post-employment restrictions on his ability to compete with us or to solicit our customers or employees.

Pursuant to the 2008 Employment Agreements, Messrs. LaPerch, Sokota, Jacquay, Ciavarella, Datta and Jendras have agreed that they will not compete for six months following termination of their employment and will not solicit any employees or customers of ours in competition with us for one year following termination of their employment.

Stock Purchase and Sale Guidelines

In compliance with U.S. securities laws and regulations, our policies prohibit employees and directors from purchasing or selling our securities to third parties to the extent that they are in possession of material non-public information. Our policies contain other restriction on the purchase and sale of our securities by our employees to ensure compliance with applicable securities laws and regulations. We have no stock ownership guidelines for directors or executive officers.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code of 1986 limits the U.S. federal income tax deductibility of certain annual compensation payments in excess of $1 million to a company’s chief executive officer or to any of its four other most highly compensated executive officers. The compensation paid to any of our senior executive officers in 2008 did not exceed the $1 million threshold under Section 162(m).

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our named executive officers who served as such during the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
William G. LaPerch, President and Chief Executive Officer	2008	$516,667	$275,000	$1,225,000	$—	—	—	$21,961	(4)	$2,038,628
	2007	500,000	225,000	831,240	—	—	—	19,717	(12)	1,575,957
	2006	500,000	265,000	209,500	20,415	—	—	18,777	(19)	1,013,692
Michael A. Doris, Former Senior Vice President and Chief Financial Officer(6)	2008	67,585	26,230	481,250	—	—	—	694,888	(5)	1,269,953
	2007	327,200	150,000	461,968	—	—	—	17,981	(13)	957,149
	2006	318,867	125,000	172,301	16,842	—	—	17,678	(20)	650,688
Joseph P. Ciavarella Senior Vice President and Chief Financial Officer	2008	58,557	175,000	65,520	—	—	—	577,371	(7)	876,448
	2007	—	—	—	—	—	—	—	(14)	—
	2006	—	—	—	—	—	—	—		—
Robert Sokota, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary
	2008	315,000	225,000	665,000	—	—	—	17,207	(8)	1,222,207
	2007	315,000	175,000	461,968	—	—	—	17,023	(15)	968,991
	2006	315,000	130,000	172,301	16,842	—	—	16,435	(21)	650,578

John Jacquay Senior Vice President, Sales & Marketing	2008	293,333	350,000	794,125	—	—	—	17,305	(9)	1,454,763
	2007	290,000	375,000	653,650	82,221	—	—	18,137	(16)	1,419,008
	2006	287,500	275,000	309,900	150,022	—	—	18,085	(22)	1,040,507
Rajiv Datta Senior Vice President Chief Technology Officer	2008	284,767	225,000	689,859	—	—	—	17,758	(10)	1,217,384
	2007	277,875	175,000	505,038	6,073	—	—	16,912	(17)	980,898
	2006	254,000	160,000	183,290	24,419	—	—	15,455	(23)	637,164
Douglas Jendras Senior Vice President, Operations	2008	268,763	225,000	698,145	—	—	—	19,632	(11)	1,211,540
	2007	260,662	175,000	480,492	6,073	—	—	16,831	(18)	939,058
	2006	246,250	130,000	157,040	24,419	—	—	15,350	(24)	573,059

(1)	Restricted stock units were granted on August 7, 2007 to Mr. LaPerch (20,000) and Messrs. Doris, Sokota, Jacquay, Datta and Jendras (10,000 each). These restricted stock units, other than those granted to Mr. Doris, vested on August 7, 2008. Those granted to Mr. Doris vested on March 4, 2008 upon the termination of his employment in accordance with the terms of the grant. These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007 for stock awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (“SFAS No. 123(R)”), excluding any estimate for forfeitures. No stock awards were forfeited by the named executive officers in 2008. For additional information on the valuation assumptions underlying the value of these awards. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Restricted stock units were granted on September 8, 2008 to Mr. LaPerch (50,000) and Messrs. Sokota, Jacquay, Datta and Jendras (35,000 each). These restricted stock units vest 30% on the first anniversary of the date of grant, 10% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. On October 27, 2008, 35,000 restricted sock units were granted to Mr. Ciavarella on the same terms as above, except that the vesting dates are November 16, 2009,

November 15, 2010 and November 15, 2011. Amounts set forth do not reflect an additional 21,000 restricted stock units to Mr. LaPerch, which vest ratably in 2010, 2011 and 2012 based upon the achievement of certain performance targets for fiscal years 2009, 2010 and 2011.
(3)	No options awards were granted in 2008 and 2007. The amounts shown for prior grants do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007 for option awards in accordance with SFAS No. 123(R), excluding any estimate for forfeitures. No option awards were exercised or forfeited by the named executive officers in 2008. For additional information on the valuation assumptions underlying the value of these awards. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(4)	Includes health and welfare benefits of $12,755, life insurance premiums of $2,474, disability premiums of $948, 401(k) match of $2,750 and other of $3,034.
(5)	Includes health and welfare benefits of $16,222, life insurance premiums of $3,241, disability premiums of $75 and 401(k) match of $2,750, a severance payment of $327,200, consulting fees of $245,400 incurred in connection with his consulting agreement described below in (6) and $100,000 in bonuses upon the Company’s achievement of certain milestones.
(6)	Mr. Doris’ contract was terminated without cause on March 4, 2008. In connection with the termination of his employment agreement, Mr. Doris and the Company entered into a consulting agreement.
(7)	Includes consulting fees of $574,524, health and welfare benefits of $2,155, life insurance premiums of $567 and disability premiums of $125.
(8)	Includes health and welfare benefits of $12,518, life insurance premiums of $1,366, disability premiums of $270, 401(k) match of $2,750 and other of $303.
(9)	Includes health and welfare benefits of $10,474, life insurance premiums of $3,946, disability premiums of $935, and other of $1,950.
(10)	Includes health and welfare benefits of $12,763, life insurance premiums of $1,020, disability premiums of $922, 401(k) match of $2,750 and other of $303.
(11)	Includes health and welfare benefits of $13,237, life insurance premiums of $1,156, disability premiums of $894, 401(k) match of $2,688 and other of $1,657.
(12)	Includes health and welfare benefits of $12,539, life insurance premiums of $2,891, disability premiums of $1,014, 401(k) match of $2,250 and other of $1,023.
(13)	Includes health and welfare benefits of $12,539, life insurance premiums of $2,892, disability premiums of $300, and 401(k) match of $2,250.
(14)	In 2007, Mr. Ciavarella received $244,693 for his services as a financial consultant.
(15)	Includes health and welfare benefits of $12,295 life insurance premiums of $1,185, disability premiums of $300, 401(k) match of $2,250 and other of $993.
(16)	Includes health and welfare benefits of $12,539, life insurance premiums of $3,448, disability premiums of $997, and other of $1,153.
(17)	Includes health and welfare benefits of $12,546, life insurance premiums of $1,015, disability premiums of $951, 401(k) match of $2,250 and other of $150.
(18)	Includes health and welfare benefits of $12,450, life insurance premiums of $1,049, disability premiums of $932, 401(k) match of $2,250 and other of $150.
(19)	Includes health and welfare benefits of $12,337, life insurance premiums of $2,821, disability premiums of $917, 401(k) match of $1,125 and other of $1,577.
(20)	Includes health and welfare benefits of $12,404, life insurance premiums of $2,821, disability premiums of $273, 401(k) match of $1,125 and other of $1,055.
(21)	Includes health and welfare benefits of $12,348, life insurance premiums of $1,151, disability premiums of $567, 401(k) match of $1,125 and other of $1,244.
(22)	Includes health and welfare benefits of $12,404, life insurance premiums of $3,377, disability premiums of $913, and other of $1,391.
(23)	Includes health and welfare benefits of $12,411, life insurance premiums of $1,015, disability premiums of $904, and 401(k) match of $1,125.

(24)	Includes health and welfare benefits of $12,315, life insurance premiums of $1,015, disability premiums of $895, and 401(k) match of $1,125.

Grants of Plan-Based Awards

We made grants of restricted stock units under our 2008 Plan to our named executive officers during the year ended December 31, 2008 as follows:

Named Executive Officer	Number of RSUs Granted(1)	Grant Date	Grant Date Fair Value
William G. LaPerch(2)	50,000	September 8, 2008	$3,000,000
Robert Sokota	35,000	September 8, 2008	2,100,000
John Jacquay	35,000	September 8, 2008	2,100,000
Rajiv Datta	35,000	September 8, 2008	2,100,000
Douglas Jendras	35,000	September 8, 2008	2,100,000
Joseph P. Ciavarella	35,000	October 27, 2008	1,365,000

(1)	The restricted stock units granted to the individuals above, vest 30% on the first anniversary of the date of grant, 10% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant except for those granted to Mr. Ciavarella, which vest 30% on November 16, 2009, 10% on November 15, 2010 and 60% on November 15, 2011.
(2)	Mr. LaPerch was also granted an additional 21,000 restricted stock units which vest ratably in 2010, 2011 and 2012 based upon the achievement of certain performance targets for fiscal years 2009, 2010 and 2011.

There were no grants made to Mr. Doris during the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the named executive officers at December 31, 2008. This table excludes 21,000 restricted stock units granted to Mr. LaPerch, which vest ratably in 2010, 2011 and 2012 based upon the achievement of certain performance targets for fiscal years 2009, 2010 and 2011. All of the options to purchase common shares and restricted stock units described below were granted pursuant to either the 2003 Stock Incentive Plan or the 2008 Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options or Undelivered Restricted Stock Units (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Options or Restricted Stock Units That Have Not Vested (#)		Market Value of Shares or Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William G. LaPerch	20,000	(1)	—	—	$20.95	09/10/13	—		$—	—	$—
	20,000	(6)	—	—	—	—	—		—	—	—
	—		—	—	—	—	50,000	(8)	1,450,000	—	—
Michael A. Doris	16,500	(1)	—	—	$20.95	09/10/13	—		—	—	—
	10,000	(7)	—	—	—	—	—		—	—	—
Robert Sokota	16,500	(1)	—	—	$20.95	09/10/13	—		—	—	—
	10,000	(6)	—	—	—	—	—		—	—	—
	—		—	—	—	—	35,000	(8)	1,015,000	—	—
John Jacquay	25,000	(2)	—	—	$36.50	06/01/14	—		—	—	—
	7,000	(4)	—	—	$25.00	12/19/15	—		—	—	—
	10,000	(6)	—	—	—	—	—		—	—	—
	—		—	—	—	—	35,000	(8)	1,015,000	—	—
Rajiv Datta	10,000	(1)	—	—	$20.95	09/12/13	—		—	—	—
	4,000	(3)	—	—	$36.50	05/13/14	—		—	—	—
	80	(5)	—	—	$25.00	12/19/15	—		—	—	—
	10,000	(6)	—	—	—	—	—		—	—	—
	—		—	—	—	—	35,000	(8)	1,015,000	—	—
Douglas Jendras	10,000	(1)	—	—	$20.95	09/12/13	—		—	—	—
	4,000	(3)	—	—	$36.50	05/13/14	—		—	—	—
	80	(5)	—	—	$25.00	12/19/15	—		—	—	—
	10,000	(6)	—	—	—	—	—		—	—	—
	—		—	—	—	—	35,000	(8)	1,015,000	—	—
Joseph P. Ciavarella	—		—	—	—	—	35,000	(9)	1,015,000	—	—

(1)	Represents options to purchase an equivalent number of shares of AboveNet, Inc. common stock. The options were granted in September 2003 and vested in three equal installments in September 2004, September 2005 and September 2006.
(2)	Represents options to purchase an equivalent number of shares of AboveNet, Inc. common stock. The options were granted on June 1, 2004 and vested in three equal installments on June 1, 2005, June 1, 2006 and June 1, 2007.
(3)	Represents options to purchase an equivalent number of shares of AboveNet, Inc. common stock. The options were granted on May 13, 2004 and vested in three equal installments on May 13, 2005, May 13, 2006 and May 13, 2007.
(4)	Represents options to purchase an equivalent number of shares of AboveNet, Inc. common stock. The options were granted on December 19, 2005 and vested in three equal installments on December 19, 2005, June 1, 2006 and June 1, 2007.

(5)	Represents options to purchase an equivalent number of shares of AboveNet common stock. The options vested in three equal installments on December 19, 2005, May 13, 2006 and May 13, 2007.
(6)	Represents restricted stock units granted August 7, 2007 to Mr. LaPerch (20,000), Mr. Sokota (10,000), Mr. Datta (10,000), Mr. Jacquay (10,000) and Mr. Jendras (10,000). These restricted stock units vested on August 7, 2008 and are scheduled to be delivered in August 2009.
(7)	Mr. Doris’ contract was terminated on March 4, 2008, at which time the 10,000 restricted stock units granted on August 7, 2007 became vested. On January 5, 2009, 5,765 shares were delivered to Mr. Doris and 4,235 shares were repurchased to fund estimated tax liabilities.
(8)	Represents restricted stock units that vest 30% on the first anniversary of the date of grant, 10% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant.
(9)	Represent restricted stock units that vest 30% on November 16, 2009, 10% on November 15, 2010 and 60% on November 15, 2011.

Option Exercises and Stock Vested During Fiscal 2008

Below is a table setting forth restricted stock units that vested during 2008 for the named executive officers, including Mr. Doris:

Named Executive Officer	RSUs Vested and Delivered(1)	Value Realized on Vesting and Delivery
William G. LaPerch	— (2)	$—
Robert Sokota	— (2)	$—
John Jacquay	10,000 (2)	$660,000
Rajiv Datta	1,875 (2)	$131,250
Douglas Jendras	2,500 (2)	$175,000
Joseph P. Ciavarella	— (2)	$—
Michael A. Doris	— (3)	$—

(1)	This table is provided without regard to shares repurchased by the Company to fund estimated tax obligations or minimum tax withholding obligations.
(2)	The table excludes restricted stock units vested on August 7, 2008 as follows: 20,000 for Mr. LaPerch, 10,000 each for Messrs. Sokota, Jacquay, Datta and Jendras. The underlying common shares are scheduled to be delivered in August 2009.
(3)	The table above also excludes 10,000 restricted stock units vested on March 4, 2008 in conjunction with the modification and termination of his employment agreement. 5,765 of the underlying common shares were delivered on January 5, 2009 and 4,235 shares were repurchased to fund estimated tax liabilities.

Pension Benefits — Fiscal 2008

There were no pension benefits earned by the Company’s named executive officers in the year ended December 31, 2008.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering its named executive officers.

Potential Payments Upon Termination or Change-in-Control

The below tables reflect payments to be made upon termination or change in control based upon the 2008 Employment Agreements. Such amounts excluded potential payments pursuant to stock options and restricted stock units vested prior to December 31, 2008.

William G. LaPerch

The following table shows the potential payments upon termination or a change-in-control of the Company for William G. LaPerch, the Company’s President, Chief Executive Officer, and member of the Company’s Board of Directors, as if such termination took place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)		Voluntary Termination on 12/31/08 ($)		For Cause Termination on 12/31/08 ($)		Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)		Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—		$—		$—		$825,000	(1)	$825,000	(1)	$275,000		$275,000
Stock Options	—		—		—		—		—		—		—
Restricted Stock(2)	—		—		—		1,450,000		1,450,000		1,450,000		1,450,000
Benefits and Perquisites	39,133	(4)	39,133	(4)	39,133	(4)	52,836	(3)	52,836	(3)	39,133	(4)	39,133	(4)
Life Insurance	—		—		—		2,474	(5)	2,474	(5)	—		1,000,000	(6)
Total	$39,133		$39,133		$39,133		$2,330,310		$2,330,310		$1,764,133		$2,764,133

(1)	Represents one year of severance at Mr. LaPerch’s annual base salary pursuant to the September 2008 Employment Agreements, plus his 2008 bonus of $275,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. LaPerch’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 50,000 shares = $1,450,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months and accrued paid time off.
(4)	Represents accrued paid time off.
(5)	Represents payment of life insurance premium.
(6)	Upon his death, Mr. LaPerch’s beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

Joseph P. Ciavarella

The following table shows the potential payments upon termination or a change-in-control of the Company for Joseph P. Ciavarella the Company’s Senior Vice President and Chief Financial Officer, as if such termination had taken place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)		Voluntary Termination on 12/31/08 ($)		For Cause Termination on 12/31/08 ($)		Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)		Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—		$—		$—		$440,000	(1)	$440,000	(1)	$125,000		$125,000
Stock Options	—		—		—		—		—		—		—
Restricted Stock(2)	—		—		—		1,015,000		1,015,000		1,015,000		1,015,000
Benefits and Perquisites	4,807	(4)	4,807	(4)	4,807	(4)	18,487	(3)	18,487	(3)	4,807	(4)	4,807	(4)
Life Insurance	—		—		—		3,402	(5)	3,402	(5)	—		1,000,000	(6)
Total	$4,807		$4,807		$4,807		$1,476,889		$1,476,889		$1,144,807		$2,144,807

(1)	Represents one year of severance at Mr. Ciavarella’s annual base salary pursuant to his October 2008 Employment Agreement, plus his 2008 bonus of $125,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. Ciavarella’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 35,000 shares = $1,015,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months and accrued paid time off.
(4)	Represents accrued paid time off.
(5)	Represents payment of life insurance premium.
(6)	Upon his death, Mr. Ciavarella’s beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

Robert Sokota

The following table shows the potential payments upon termination or a change-in-control of the Company for Robert Sokota, the Company’s Senior Vice President, General Counsel and Chief Administrative Officer, as if such termination had taken place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)		Voluntary Termination on 12/31/08 ($)		For Cause Termination on 12/31/08 ($)		Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)		Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—		$—		$—		$540,000	(1)	$540,000	(1)	$225,000		$225,000
Stock Options	—		—		—		—		—		—		—
Restricted Stock(2)	—		—		—		1,015,000		1,015,000		1,015,000		1,015,000
Benefits and Perquisites	9,086	(4)	9,086	(4)	9,086	(4)	21,874	(3)	21,874	(3)	9,086	(4)	9,086	(4)
Life Insurance	—		—		—		1,366	(5)	1,366	(5)	—		1,000,000	(6)
Total	$9,086		$9,086		$9,086		$1,578,240		$1,578,240		$1,249,086		$2,249,086

(1)	Represents one year of severance at Mr. Sokota’s annual base salary pursuant to the September 2008 Employment Agreements, plus his 2008 bonus of $225,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. Sokota’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 35,000 shares = $1,015,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months and accrued paid time off.
(4)	Represents accrued paid time off.
(5)	Represents payment of life insurance premium.
(6)	Upon his death, Mr. Sokota’s beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

John Jacquay

The following table shows the potential payments upon termination or a change-in-control of the Company for John Jacquay, the Company’s Senior Vice President, Sales and Marketing, as if such termination had taken place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)		Voluntary Termination on 12/31/07 ($)		For Cause Termination on 12/31/08 ($)		Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)		Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—		$—		$—		$650,000	(1)	$650,000	(2)	$350,000		$350,000
Stock Options	—		—		—		—		—		—		—
Restricted Stock(2)	—		—		—		1,015,000		1,015,000		1,015,000		1,015,000
Benefits and Perquisites	13,269	(4)	13,269	(4)	13,269	(4)	24,678	(3)	24,678	(3)	13,269	(4)	13,269	(4)
Life Insurance	—		—		—		3,946	(5)	3,946	(5)	—		1,000,000	(6)
Total	$13,269		$13,269		$13,269		$1,693,624		$1,693,624		$1,378,269		$2,378,269

(1)	Represents one year of severance at Mr. Jacquay’s annual base salary pursuant to the September 2008 Employment Agreements, plus his 2008 bonus of $350,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. Jacquay’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 35,000 shares = $1,015,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months and accrued paid time off.
(4)	Represents accrued paid time off.
(5)	Represents payment of life insurance premium.
(6)	Upon his death, Mr. Jacquay’s beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

Rajiv Datta

The following table shows the potential payments upon termination or a change-in-control of the Company for Rajiv Datta, the Company’s Senior Vice President and Chief Technology Officer, as if such termination had taken place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)		Voluntary Termination on 12/31/08 ($)		For Cause Termination on 12/31/08 ($)		Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)		Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—		$—		$—		$515,000	(1)	$515,000	(1)	$225,000		$225,000
Stock Options	—		—		—		—		—		—		—
Restricted Stock(2)	—		—		—		1,015,000		1,015,000		1,015,000		1,015,000
Benefits and Perquisites	28,999	(4)	28,999	(4)	28,999	(4)	42,684	(3)	42,684	(3)	28,999	(4)	28,999	(4)
Life Insurance	—		—		—		1,020	(5)	1,020	(5)	—		1,000,000	(6)
Total	$28,999		$28,999		$28,999		$1,573,704		$1,573,704		$1,268,999		$2,268,999

(1)	Represents one year of severance at Mr. Datta’s annual base salary pursuant to the September 2008 Employment Agreement, plus his 2008 bonus of $225,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. Datta’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 35,000 shares = $1,015,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months and accrued paid time off.
(4)	Represents accrued paid time off.
(5)	Represents payment of life insurance premium.
(6)	Upon his death, Mr. Datta’s beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

Douglas Jendras

The following table shows the potential payments upon termination or a change-in-control of the Company for Douglas Jendras, the Company’s Senior Vice President, Operations, as if such termination had taken place on December 31, 2008.

Executive Benefits and Payments Upon Separation	Expiration of Employment Agreement ($)	Voluntary Termination on 12/31/08 ($)	For Cause Termination on 12/31/08 ($)	Without Cause Termination on 12/31/08 ($)		Change-in- Control and Termination on 12/31/08 ($)		Disability on 12/31/08 ($)	Death on 12/31/08 ($)
Compensation:
Cash Severance – Salary and Bonus	$—	$—	$—	$505,000	(1)	$505,000	(1)	$225,000	$225,000
Stock Options	—	—	—	—		—		—	—
Restricted Stock(2)	—	—	—	1,015,000		1,015,000		1,015,000	1,015,000
Benefits and Perquisites	—	—	—	14,131	(3)	14,131	(3)	—	—
Life Insurance	—	—	—	1,156	(4)	1,156	(4)	—	1,000,000	(5)
Total	$—	$—	$—	$1,535,287		$1,535,287		$1,240,000	$2,240,000

(1)	Represents one year of severance at Mr. Jendras’ annual base salary pursuant to the September 2008 Employment Agreement, plus his 2008 bonus of $225,000.
(2)	Pursuant to the terms of the stock unit agreement, Mr. Jendra’s unvested restricted stock units would become 100% vested if he was terminated without cause or for disability or death or upon a change-in-control. The shares underlying the restricted stock units have been valued in the above table using the December 31, 2008 closing market price of our common stock of $29.00 per share ($29.00 × 35,000 shares = $1,015,000 at 100% vesting).
(3)	Represents health and welfare benefits for 12 months.
(4)	Represents payment of life insurance premium.
(5)	Upon his death, Mr. Jendras’ beneficiary would receive the proceeds of a $1,000,000 life insurance policy.

Michael A. Doris

Mr. Doris’ employment agreement was modified and terminated on March 4, 2008 and, accordingly, no table is required. The Company paid Mr. Doris upon termination (i) $327,200 severance; (ii) all salary and bonuses earned but not yet paid; (iii) all accrued and unused paid time off days; and (iv) health and welfare benefits for eighteen (18) months and executed and delivered a consulting agreement with Mr. Doris. Pursuant to the consulting agreement, in exchange for Mr. Doris’ provision of consulting services to the Company for a period of nine months, Mr. Doris was paid (i) $245,400 (his annual salary pro rated per week for nine months); and (ii) (a) a bonus of $50,000 (the “2006 Filing Bonus”) upon the filing with the SEC of Form 10-K with respect to the Company’s fiscal year ended December 31, 2006 and (b) a bonus of $50,000 (the “2007 Filing Bonus”) upon the filing with the SEC of Form 10-K with respect to the Company’s fiscal year ended December 31, 2007. In addition, Mr. Doris’ stock unit agreement dated as of August 7, 2007 was amended to provide that (i) the shares underlying the 10,000 restricted stock units (which became vested upon his termination without cause) be delivered to Mr. Doris on January 5, 2009; and (ii) the Company repurchase at the then market price such number of shares as required to meet the Company’s estimate of Mr. Doris’ federal and state income taxes due with respect to the delivery of the restricted stock units. The aggregate value of the benefits delivered to Mr. Doris was $1,622,639 as follows:

Salary and Bonuses	$603,430
Accrued Paid Time Off	10,535
Consulting Fee	245,400
Restricted Stock	730,000*
Benefits and Perquisites	28,616
Life Insurance	4,658
Total	$1,622,639

*	Based upon the closing price of our common stock on March 4, 2008. A portion of the non-cash stock-based compensation expense had already been recognized prior to his termination.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill-level required by the Company of members of the Board.

Non-employee members of the Board are entitled to receive an annual retainer fee of $60,000, payable quarterly in arrears. In addition, the Chairperson of the Board receives an additional annual retainer of $30,000 and the Chairperson of the Audit Committee receives an additional annual retainer of $10,000, both payable quarterly in arrears. Non-employee members of the Board are entitled to a $2,500 meeting fee for every Board or committee meeting attended in person and for every telephonic meeting exceeding one hour. Additionally, members receive a meeting fee of $500 for every telephonic Board or committee meeting that is less than one hour. The Chairperson of the Strategy Committee is entitled to an annual retainer of $80,000 payable quarterly in arrears.

Directors are also reimbursed for reasonable expenses incurred in their service as directors. Directors who are employees of the Company receive no additional compensation for their service as directors of the Company.

While Mr. Embler was employed by FMA, he contributed all of his cash director’s fees received to the funds managed by FMA holding Company securities.

Director Compensation for Fiscal 2008

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Brodsky	$130,500	(2)	$345,625	$11,480	$—	$—	$—	$487,605
Michael J. Embler	83,500		345,625	11,480	—	—	—	440,605
Richard Postma	97,500		345,625	11,480	—	—	—	454,605
Richard Shorten, Jr.	178,000	(3)	345,625	11,480	—	—	—	535,105
Stuart Subotnick	93,000		345,625	11,480	—	—	—	450,105
	$582,500		$1,728,125	$57,400	$—	$—	$—	$2,368,025

(1)	Includes $60,000 annual service retainer plus meeting attendance fees.
(2)	Includes $30,000 for services performed as Chairman of the Board and $10,000 for services performed as Chairman of the Audit Committee.
(3)	Includes $80,000 for services performed as Chairman of the Strategy Committee.
(4)	Such amount includes the non-cash based compensation expense incurred during the year ended December 31, 2008 associated with 7,000 restricted stock units granted to each of Messrs. Brodsky, Embler, Postma, Shorten and Subotnick on August 7, 2007, which vested on August 7, 2008 and are scheduled to be delivered in August 2009. Additionally, on September 8, 2008, each of Messrs. Brodsky, Embler, Postma, Shorten and Subotnick was granted 500 restricted stock units, which vest on the first anniversary of the date of grant. These amounts do not reflect actual value realized by the recipient. No value was realized by any directors in 2008. In accordance with the SEC rules, this column represents the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2008 for such restricted stock units in accordance with SFAS No. 123(R), excluding any estimate for forfeitures. No awards were forfeited by the non-employee directors in 2008. For additional information on the valuation assumptions underlying the value of these awards. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Pursuant to FMA’s internal policy, all non-cash compensation issued to Mr. Embler in connection with his service on the Board of Directors prior to Mr. Embler’s separation from FMA on May 1, 2009 is to be distributed directly to funds managed by FMA holding Company securities when so available. All future cash and non-cash compensation earned by Mr. Embler for his Board service will be paid directly to Mr. Embler.
(5)	On September 8, 2008, each Mssrs. Brodsky, Embler, Postma, Shorten and Subotnick was granted options to purchase 1,000 shares of common stock at a price of $60.00, the closing market price on that date. The options vest on the first anniversary of the date of grant. These amounts do not reflect actual value realized by the recipient. No value was realized by any directors in 2008. In accordance with the SEC rules, this column represents the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2008 for such restricted stock units in accordance with SFAS No. 123(R), excluding any estimate for forfeitures. No awards were forfeited by the non-employee directors in 2008. For additional information on the valuation assumptions underlying the value of these awards. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Pursuant to FMA’s internal policy, all non-cash compensation issued to Mr. Embler prior to Mr. Embler’s separation from FMA on May 1, 2009 in connection with his service on the Board of Directors is to be distributed directly to funds managed by FMA holding Company securities when so available. All future cash and non-cash compensation earned by Mr. Embler for his Board service will be paid directly to Mr. Embler.

The above table excludes reimbursements for Board-related expenses totaling $4,073.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of this proxy statement and the annual report to multiple stockholders who share an address unless that nominee or the Company has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder who wishes to receive a separate copy of our proxy statements and annual reports, now or in the future, should submit a written request to the Company at 360 Hamilton Avenue, White Plains, NY 10601, Attn: Secretary or contact our Secretary at (914) 421-6700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also visit us at www.above.net. The references in this proxy statement to our website are text references only. The information on, or accessible through, our website is not part of this proxy statement and should not be relied upon in connection with your voting decisions.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available through the “Investors — SEC Filings” section of our website at www.above.net. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 may also be obtained, without charge, by submitting a written request to the Company at 360 Hamilton Avenue, White Plains, New York 10601, Attn: Secretary.

May 18, 2009

ABOVENET, INC.

Proxy for Annual Meeting of Stockholders

June 25, 2009

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William G. LaPerch and Robert Sokota, and each of them, with power of substitution, as proxies to attend and represent the undersigned at the annual meeting of stockholders of AboveNet, Inc. to be held on June 25, 2009, commencing at 10:00 A.M., local time, at the offices of Cooley Godward Kronish LLP, 1114 Avenue of the Americas, 46th floor, New York, New York 10036, and at any postponement or adjournment thereof, and to vote all of the shares of stock of the company which the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed with respect to the proposals referred to in Items 1 and 2 on the reverse side, but in the absence of such direction this proxy will be voted FOR each of the nominees for director listed in Item 1 and for the proposal to ratify the selection of the independent registered public accountants referred to in Item 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

ABOVENET, INC.

June 25, 2009

Important Notice Regarding the Availability of Proxy Materials for the
2009 Annual Meeting of Stockholders to be held on June 25, 2009.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://proxy.above.net.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

|a0  Please detach along perforated line and mail in the envelope provided.  |a0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” THE RATIFICATION OF THE SELECTION OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect six members of the Board of Directors:

NOMINEES:
☐ FOR ALL NOMINEES	☐ Jeffrey A. Brodsky ☐ Michael J. Embler
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ William G. LaPerch ☐ Richard Postma
☐ FOR ALL EXCEPT (See instructions below)	☐ Richard Shorten, Jr. ☐ Stuart Subotnick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2009.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.